EXHIBIT 10.3

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (the "Escrow Agreement") is made and entered into as of this 23rd day of March 2005, by and between Chartwell International, Inc., a Nevada corporation ("Chartwell") and Dr. Janice A. Jones ("Jones") and Michael
A. Littman (the "Escrow Agent");

                                   WITNESSETH

     Whereas Imre Eszenyi and Dr. Janice A. Jones, and certain other controlling shareholders of Chartwell International, Inc. ("Chartwell"), have entered into a Share Purchase Agreement dated as of the same date hereof pursuant to which Mr. Eszenyi will purchase such controlling shareholders' shares of common stock in Chartwell;

     WHEREAS, its is a condition of the Share Purchase Agreement that Dr. Jones deposit 1,302,322 shares of common stock, along with corresponding stock powers, ("Escrow Shares") in order protect Chartwell and Imre Eszenyi in the event they are damaged by any misrepresentation made by Chartwell or the Selling Shareholders contained in the Share Purchase Agreement or in the event Chartwell is damaged or incurs expenses related to any claim made against Chartwell for assets owned or liabilities incurred prior to the closing date of the Share Purchase Agreement.

     WHEREAS, the Escrow Shares will be delivered to Escrow Agent, to be held in escrow for a period of 180 days ("Termination") provided that there are no claims made by Chartwell;

     WHEREAS, upon Termination, Escrow Agent will release and distribute the Escrow Shares to Dr. Jones; and

     WHEREAS, Escrow Agent is willing to act as such hereunder; and

     NOW THEREFORE, in consideration of the premises of this Escrow Agreement, the mutual covenants and agreements contained herein, and the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Appointment of Escrow Agent. Chartwell and Dr. Jones hereby appoint the Escrow Agent as their joint agent for the purpose of holding and disbursing the shares to be delivered by Dr. Jones hereunder in accordance with the terms of this Escrow Agreement.

     2. Delivery of Escrow Shares. Concurrent with the closing of the Share Purchase Agreement, Dr. Jones will deliver to Escrow Agent the Escrow Shares, and stock powers, and Escrow Agent will acknowledge to Chartwell and Dr. Jones of the Escrow Shares. The Escrow Shares shall be held by the Escrow Agent in accordance with the terms and conditions hereinafter set forth.


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

     3. Escrow and Cancellation of Shares The Escrow Agent shall hold the Escrow Shares. In the event Chartwell incurs damages or expenses related to the Share Purchase Agreement due to misrepresentations made in such Agreement or incur expenses related to assets or liabilities of Chartwell owned or incurred prior to the Share Purchase Agreement, Chartwell will have the right to claim the Escrow Shares. The amount of escrow Shares to be claimed by Chartwell be determined by dividing the amount of the claim by the average closing price for a share of Chartwell common stock for the five days prior to the claim being incurred by or paid by Chartwell. Chartwell will present its claim of the number of Escrow Shares to the Escrow Agent and Escrow Agent will send the number of certificates to Chartwell. Signatures on behalf of Chartwell shall serve as sufficient authority directing any actions of Escrow Agent without further investigation by Escrow Agent regarding such authorizations or authorities of such signatories.

     4. Term. This Escrow Agreement shall terminate at the end of 180 day from the date of this Escrow Agreement in which any Escrow Shares will be returned to Dr. Jones.

     5. Escrow Agent. (a) Escrow Agent shall be reimbursed for all reasonable expenses it incurs in fulfilling its obligations under this Escrow Agreement. Such reimbursement for expenses shall be paid equally by Dr. Jones and Chartwell.

          (b) In taking any action hereunder, the Escrow Agent shall be protected in relying upon any notice, paper or other document believed by it to be genuine or upon any evidence deemed by it to be sufficient, and in no event shall be liable for any act performed or omitted to be performed by it thereunder in the absence of gross negligence or willful misconduct. The Escrow Agent may consult with counsel in connection with its duties thereunder and shall be fully protected by any act taken, suffered or permitted by it in good faith, The Escrow Agent shall not be bound in any way by any agreement or contract (other than this Escrow Agreement) between any of the parties hereto or thereto (whether or not it has knowledge thereof) and its only duties or responsibilities shall be to hold the Escrow Shares and to dispose of it in accordance with the terms of this Escrow Agreement.

          (c) Dr. Jones and Chartwell hereby jointly and severally agree to indemnify and hold harmless Escrow Agent to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees and disbursements of counsel), actions, proceedings, or investigations (whether formal or informal), or threats thereof (all of the foregoing being hereinafter referred to as "Liabilities"), based upon, relating to, or arising out of, the provision of services hereunder; provided, however, that no party hereunder shall be liable under this Section 5(c) for any amount paid in settlement of claims without their consent, which consent shall not be unreasonably withheld, or to the extent that a court of competent jurisdiction finally judicially determines that such Liabilities resulted from the willful misconduct or gross negligence of Escrow Agent.

          (d) The Escrow Agent hereby accepts its appointment and agrees to act as Escrow Agent under the terms and conditions of this Escrow Agreement.

     6. Binding. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. Escrow Agent shall not have any duties hereunder except those specifically set forth herein.

     7. Applicable Law. This Escrow Agreement shall be governed and construed by and under the laws of the State of Colorado without regard to conflicts of laws principles.

     8. Notices. All notices, demands or other communications to be given or delivered under or by reason of any provision of this Escrow Agreement shall be in writing and shall be deemed to have been given (a) on the date delivered in person or by facsimile, (b) on the date indicated on the return receipt if mailed postage prepaid, by certified or registered U.S. Mail, with return receipt requested or (c) if sent by Federal Express or other nationally recognized overnight courier service or overnight express U.S. Mail, with service charges or postage prepaid, then on the next business day after delivery to the courier service or U.S. Mail (in time for and specifying next day delivery). The addresses and facsimile numbers of the parties for purposes of this Escrow Agreement are set forth on the signature page hereto below their respective signatures.

     9. Counterparts. This Escrow Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement, and the signature of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

     10. Entire Agreement: Severability. This Escrow Agreement supersedes all prior discussions and agreements between the parties hereto with respect to the subject matter hereof, and this Escrow Agreement contains the sole and entire agreement between the parties with respect to the matters covered hereby. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Escrow Agreement legal, valid and enforceable. If any terms of this Escrow Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect.

     11. Waiver; Modification. This Escrow Agreement may not be modified, revoked, rescinded, changed, amended or terminated except upon the mutual consent of the parties hereto, No waivers shall be binding unless in writing and signed by the party against whom such waiver is to be enforced.


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


     IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed by their duly authorized agents effective as of the date first written above.

                                               Dr. Janice A. Jones



                                               ---------------------------------
                                               Dr. Janice A.
                                               Jones 333 S.
                                               Allison Parkway,
                                               Suite 100
                                               Lakewood, CO 80226




                                               Chartwell International, Inc



                                               ---------------------------------
                                               333 S. Allison Parkway, Suite 100
                                               Lakewood, CO 80226


                                               Escrow Agent



                                               ---------------------------------
                                               M.A. Littman, Esq.
                                               7609 Ralston Road
                                               Arvada, CO  80002




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